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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): February 10, 1999


                              SYMMETRICOM, INC.
           (Exact name of registrant as specified in its charter)


        California                      0-2287                  95-1906306
(State or other jurisdiction         (Commission             (I.R.S. Employer
of incorporation or organization)    File Number)           Identification No.)


2300 Orchard Parkway, San Jose, California                 95131-1017
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  408-943-9403


                               Not Applicable
        (Former name or former address, if changed since last report)
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ITEM 2. ACQUISTION OR DISPOSITION OF ASSETS

Agreement for Disposition of Linfinity Microelectronics Inc., a subsidiary of
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Symmetricom, Inc.
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  On February 10, 1999, Symmetricom, Inc., a California corporation,
("Symmetricom" or "Registrant"), Linfinity Microelectronics Inc., a Delaware corporation which is a subsidiary of Symmetricom, ("Linfinity"), Microsemi Corporation, a Delaware corporation, ("Purchaser")and Micro-Linfinity Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Purchaser, ("Purchaser Sub") entered into an agreement in which the Purchaser Sub shall be merged with and into Linfinity upon satisfaction of conditions to consummation including approval of the merger by Symmetricom's shareholders. Following the merger, the separate corporate existence of Purchaser Sub shall cease and Linfinity shall continue as the surviving corporation.

  The merger is contemplated in accordance with the Agreement and Plan of Reorganization dated as of February 10, 1999 (the "Agreement") by and among Symmetricom, Linfinity, Purchaser and Purchaser Sub, which is attached as
Exhibit 99.2 hereto. Symmetricom and Microsemi Corporation issued a joint news release concerning the Agreement and the proposed merger, which is attached as
Exhibit 99.3 hereto.

  The aggregate purchase price payable for all the capital stock of Linfinity in the merger is $24,125,001 (the "Purchase Price") of which $1,125,000 shall be held in escrow for a period of two years. The consideration to be paid to stockholders of Linfinity is $2.96 (the "Preferred Price Per Share") and $1.46 (the "Common Price Per Share"). The outstanding capital stock of Linfinity is comprised of 6,000,000 shares of Preferred Stock and 4,197,824 shares of Common Stock. There are stock options outstanding to purchase 121,449 and 109,000 shares of Linfinity's Common Stock at $0.50 and $0.80 per share, respectively. The holders of these options will be entitled, immediately prior to the merger, to receive in cash the difference between $1.46 and the option exercise price.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

     Not applicable.

(b)  Pro Forma Financial Information

     99.1 1. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six-month period ended December 31, 1998.

           2. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 1998.

           3. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1998.

(c)  Exhibits

     99.2 Agreement and Plan of Reorganization by and among Linfinity Microelectronics Inc., Symmetricom, Inc., Micro-Linfinity Acquisition Corporation, and Microsemi Corporation dated as of February 10, 1999.

     99.3 News release dated February 11, 1999, relating to the merger contemplated in accordance with the Agreement and Plan of Reorganization by and among Linfinity Microelectronics Inc., Symmetricom, Inc., Micro-Linfinity Acquisition Corporation, and Microsemi Corporation dated as of February 10, 1999.
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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          SYMMETRICOM, INC.
                                          (Registrant)

DATE:  February 24, 1999                  By: /s/ Thomas W. Steipp
                                          Thomas W. Steipp
                                          Chief Executive Officer
                                          and Chief Financial Officer
                                          (for Registrant and as
                                          Principal Financial and
                                          Accounting Officer)